Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2022, relating to the financial statements of Aptinyx Inc. (“the Company”) appearing in the Annual Report on Form 10-K of Aptinyx Inc. for the year ended December 31, 2021, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 24, 2022